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                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                       REPORT ON FORM 1O-K FOR THE PERIOD
                             ENDED JANUARY 31, 1998

                                                              FISCAL YEAR ENDED
                                                              -----------------
                                      JANUARY 31                 FEBRUARY 1             FEBRUARY 3
                                         1998                       1997                  1996
                                         ----                       ----                  ----
BASIC
Weighted average shares outstanding    1,521,000                1,229,000                 966,000

Effect of nonvested restricted shares          -                   10,000                       -
                                      -----------------------------------------------------------

Dilutive weighted average shares       1,521,000                1,239,000                 966,000
                                      ===========================================================

Net earnings  (loss)                  $(5,596,066)             $1,812,081             $(1,840,739)
                                      ===========================================================

Dilutive earnings (loss) per share    $     (3.68)             $     1.46             $     (1.91)
                                      ===========================================================